UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 9, 2018 (May 8, 2018)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On May 9, 2018, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the three months ended March 31, 2018. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

In May 8, 2018, the Company's Board of Directors authorized the following quarterly dividends:

	Dividend per Share	Payable on:	Record date:
Common shares	$0.15	July 12, 2018	July 2, 2018
Preference shares - Series A	$0.515625	June 15, 2018	June 1, 2018
Preference shares - Series C	$0.445313	June 15, 2018	June 1, 2018
Preference shares - Series D	$0.418750	June 15, 2018	June 1, 2018
A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 9, 2018

99.2	Press Release of Maiden Holdings, Ltd., dated May 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 9, 2018	MAIDEN HOLDINGS, LTD.

		By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 9, 2018

99.2	Press Release of Maiden Holdings, Ltd., dated May 8, 2018

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces First Quarter 2018 Financial Results

Highlights for the First Quarter Ended March 31, 2018

•
Net income attributable to Maiden common shareholders of $13.7 million, or $0.16 per diluted common share, compared with net income attributable to Maiden common shareholders of $20.5 million, or $0.23 per diluted common share in the first quarter of 2017;

•
Non-GAAP operating earnings(11) of $16.8 million, or $0.20 per diluted common share, compared with non-GAAP operating earnings of $22.6 million, or $0.26 per diluted common share, in the first quarter of 2017;

•	Annualized return on average common equity of 7.6% compared to 7.9% in the first quarter of 2017;

•	Annualized non-GAAP return on average common equity of 9.3% compared to 8.7% in the first quarter of 2017;

•	Combined ratio(10) of 101.8% compared to 100.9% in the first quarter of 2017; and

•	Book value per common share(1) was $8.34 at March 31, 2018 compared to $9.25 at December 31, 2017 reflecting unrealized movements in the company’s investment portfolio.

HAMILTON, Bermuda, May 9, 2018 - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today reported first quarter 2018 net income attributable to Maiden common shareholders of $13.7 million or $0.16 per diluted common share compared to net income attributable to Maiden common shareholders of $20.5 million or $0.23 per diluted common share in the first quarter of 2017. Non-GAAP operating earnings(11) were $16.8 million, or $0.20 per diluted common share compared with a non-GAAP operating earnings of $22.6 million, or $0.26 per diluted common share in the first quarter of 2017.
Commenting on the Company’s results, President and Chief Executive Officer, Art Raschbaum said, “We are pleased to start the year with a profitable first quarter. Underwriting results primarily reflect the impact of higher initial current year loss ratios, a modest level of adverse development and higher G&A expenses. Revenue in the quarter was influenced by a continued moderation of premium from our largest client, AmTrust, and in the Diversified segment from several accounts terminated over the last 12 months. Business development in the quarter was strong across the Diversified segment which should favorably impact future quarters. We remain committed to maintaining disciplined underwriting and enhancing profitability. As previously announced, our Board of Directors has retained BoA Merrill Lynch to assist the Company in evaluating strategic alternatives to enhance value and the Company continues to be actively engaged in this process but has no further update at this time.”

Consolidated Results for the First Quarter Ended March 31, 2018

In the first quarter of 2018, gross premiums written decreased to $852.6 million from $923.4 million primarily due to non-renewals and re-underwriting of certain Diversified contracts conducted in both 2017 and in early 2018. Net premiums written totaled $849.3 million in the first quarter of 2018, a decrease of 5.7% compared to $900.5 million in the first quarter of 2017. Net premiums earned were $685.4 million in the first quarter of 2018 compared to $709.5 million in the first quarter of 2017, representing a decrease of 3.4%.
Net loss and loss adjustment expenses of $473.3 million compared to $480.6 million in the first quarter of 2017. The loss ratio(6) in the first quarter of 2018 was 68.6% compared to 67.4% reported in the first quarter of 2017.
Commission and other acquisition expenses decreased 6.0% to $208.6 million in the first quarter of 2018, compared to $222.0 million in the first quarter of 2017 reducing the commission and other acquisition expense ratio to 30.3% from 31.1%, respectively. General and administrative expenses for the first quarter of 2018 totaled $20.0 million compared with $17.4 million in the first quarter of 2017 primarily due to higher audit, legal and other professional fees and technology-related expenses. The general and administrative expense ratio(8) in the first quarter of 2018 increased to 2.9% compared to 2.4% in the first quarter of 2017, while the expense ratio(9) was 33.2% in the first quarter of 2018 compared with 33.5% in the same quarter last year.
The combined ratio(10) for the first quarter of 2018 totaled 101.8% compared with 100.9% in the first quarter of 2017.
Net investment income was $42.9 million in the first quarter of 2018 compared to $42.2 million in the first quarter of 2017. As of March 31, 2018, the average yield on the fixed income portfolio was 3.18% while the average duration of investable assets was 4.7 years.
Diversified Reinsurance Segment

	For the Three Months Ended March 31,
($ in thousands)	2018	2017	Change in (%)
Gross premiums written	$278,712	$332,045	(16.1)%
Net premiums written	$274,953	$327,496	(16.0)%
Net premiums earned	$194,134	$201,842	(3.8)%

Underwriting Ratios			% Point Change
Net loss and LAE ratio(6)	68.6%	67.5%	1.1
Commission and other acquisition expense ratio(7)	25.9%	28.2%	(2.3)
General and administrative expense ratio(8)	5.1%	4.2%	0.9
Expense ratio(9)	31.0%	32.4%	(1.4)
Combined ratio(10)	99.6%	99.9%	(0.3)
Gross premiums written and net premiums written decreased by 16.1% and 16.0%, respectively, in the first quarter of 2018 primarily as a result of non-renewals and re-underwriting of certain contracts in 2017 and during the first quarter of 2018, with one large terminated account having returned premium of $17.5 million. Net premiums earned decreased by 3.8% in the first quarter of 2018 due to non-renewals and other underwriting actions taken as mentioned above. The segment’s combined ratio was 99.6% in the first quarter of 2018 compared to 99.9% in the same period last year due to lower adverse prior year loss development. The combined ratio also reflects higher initial current year loss ratios for premiums earned during the period.
AmTrust Reinsurance Segment

	For the Three Months Ended March 31,
($ in thousands)	2018	2017	Change in (%)
Gross premiums written	$573,928	$591,382	(3.0)%
Net premiums written	$574,380	$573,052	0.2%
Net premiums earned	$491,298	$507,642	(3.2)%

Underwriting Ratios			% Point Change
Net loss and LAE ratio(6)	68.7%	67.3%	1.4
Commission and other acquisition expense ratio(7)	32.0%	32.3%	(0.3)
General and administrative expense ratio(8)	0.2%	0.2%	—
Expense ratio(9)	32.2%	32.5%	(0.3)
Combined ratio(10)	100.9%	99.8%	1.1

Gross premiums written decreased 3.0% during the first quarter of 2018 and reflects reductions in the Small Commercial and Program businesses. Net premiums written increased by 0.2% in the first quarter of 2018 largely due to a reduction in the utilization of retrocessional capacity in 2018 compared to 2017. Net premiums earned in the segment decreased by 3.2% compared to the same period in 2017 mainly due to the decline in net premiums written in the AmTrust quota share. The segment experienced adverse prior year development of $8.5 million for the first quarter of 2018 largely from General Liability, with a smaller contribution from Commercial Auto Liability, primarily driven by accident years 2015 and 2016. The segment combined ratio was 100.9% in the first quarter of 2018 compared to 99.8% in the same period in 2017 primarily due to higher initial current year loss ratios for premiums earned during the period slightly offset by a comparatively smaller amount of adverse prior period loss development.

Other Financial Matters

•	Total assets increased to $6.8 billion at March 31, 2018 compared to $6.6 billion at year-end 2017. Shareholders' equity was $1.16 billion at March 31, 2018 compared to $1.23 billion at year end 2017.

•
Book value per common share(1) was $8.34 at March 31, 2018 compared to $9.25 at December 31, 2017. In the first quarter of 2018, the Company recognized unrealized losses in its fixed income investment portfolio of $68.3 million which represents a decrease of $0.82 in book value per common share.

•
During the first quarter of 2018, the Board of Directors declared dividends of $0.15 per common share, $0.515625 per Series A preference shares, $0.445313 per Series C preference shares and $0.418750 per Series D preference shares.

(1)(11) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.
 (6)(7)(8)(9)(10) Loss ratio, commission and other acquisition expense ratio, general and administrative expense ratio, expense ratio and combined ratio are non-GAAP operating metrics. Please see the additional information on these measures under Non-GAAP Financial Measures tables.

Conference Call
Maiden’s President and Chief Executive Officer, Art Raschbaum and Chief Financial Officer, Karen Schmitt will review these results on Thursday, May 10, 2018 via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time: U.S. Callers: 1.877.734.5373, Outside U.S. Callers: 1.973.200.3059, Conference ID: 9075799, Webcast: http://www.maiden.bm/news_events
A replay of the conference call will be available beginning at 11:30 a.m. ET on May 10, 2018 through 11:30 a.m. ET on May 18, 2018. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Conference ID: 9075799; or access http://www.maiden.bm/news_events
About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each rated A- (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of March 31, 2018, Maiden had $6.8 billion in assets and shareholders' equity of $1.2 billion.

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 as updated in periodic filings with the SEC. However these factors should not be construed as exhaustive. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT:

Bill Horning, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 856.359.2532
E-mail: bhorning@maiden.bm

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	March 31, 2018	December 31, 2017
	(Unaudited)	(Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2018: $4,034,021; 2017: $4,027,993)	$3,984,733	$4,044,370
Fixed maturities, held-to-maturity, at amortized cost (fair value 2018: $1,069,980; 2017: $1,125,626)	1,071,361	1,097,801
Other investments, at fair value	6,426	6,600
Total investments	5,062,520	5,148,771
Cash and cash equivalents	73,276	67,919
Restricted cash and cash equivalents	87,761	123,584
Accrued investment income	36,010	34,993
Reinsurance balances receivable, net	548,218	345,043
Reinsurance recoverable on unpaid losses	114,499	117,611
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	475,496	439,597
Goodwill and intangible assets, net	75,121	75,583
Other assets	116,433	123,113
Total assets	$6,757,309	$6,644,189
LIABILITIES
Reserve for loss and loss adjustment expenses	$3,616,610	$3,547,248
Unearned premiums	1,629,870	1,477,038
Accrued expenses and other liabilities	97,851	132,795
Senior notes - principal amount	262,500	262,500
Less: unamortized debt issuance costs	7,966	8,018
Senior notes, net	254,534	254,482
Total liabilities	5,598,865	5,411,563
Commitments and Contingencies
EQUITY
Preference shares	465,000	465,000
Common shares	879	877
Additional paid-in capital	749,054	748,113
Accumulated other comprehensive income	(62,915)	13,354
Retained earnings	36,727	35,472
Treasury shares, at cost	(30,835)	(30,642)
Total Maiden Shareholders’ Equity	1,157,910	1,232,174
Noncontrolling interest in subsidiaries	534	452
Total Equity	1,158,444	1,232,626
Total Liabilities and Equity	$6,757,309	$6,644,189

Book value per common share(1)	$8.34	$9.25

Common shares outstanding	83,118,237	82,974,895

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended March 31,
	2018	2017
	(Unaudited)
Revenues:
Gross premiums written	$852,640	$923,427
Net premiums written	$849,333	$900,548
Change in unearned premiums	(163,901)	(191,064)
Net premiums earned	685,432	709,484
Other insurance revenue	3,726	3,781
Net investment income	42,870	42,157
Net realized gains on investment	357	885
Total revenues	732,385	756,307
Expenses:
Net loss and loss adjustment expenses	473,324	480,569
Commission and other acquisition expenses	208,614	222,029
General and administrative expenses	19,950	17,414
Total expenses	701,888	720,012
Non-GAAP income from operations(2)	30,497	36,295
Other expenses
Interest and amortization expenses	(4,829)	(6,856)
Amortization of intangible assets	(462)	(533)
Foreign exchange losses	(2,407)	(1,921)
Total other expenses	(7,698)	(9,310)
Income before income taxes	22,799	26,985
Less: income tax expense	456	484
Net income	22,343	26,501
Add: net (income) loss attributable to noncontrolling interest	(71)	22
Net income attributable to Maiden	22,272	26,523
Dividends on preference shares(3)	(8,545)	(6,033)
Net income attributable to Maiden common shareholders	$13,727	$20,490
Basic earnings per common share attributable to Maiden shareholders	$0.17	$0.24
Diluted earnings per common share attributable to Maiden shareholders	$0.16	$0.23
Dividends declared per common share	$0.15	$0.15
Annualized return on average common equity	7.6%	7.9%
Weighted average number of common shares - basic	83,040,413	86,350,850
Adjusted weighted average number of common shares and assumed conversions - diluted	83,318,542	87,436,604

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Unaudited)

For the Three Months Ended March 31, 2018	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$278,712	$573,928	$—	$852,640
Net premiums written	$274,953	$574,380	$—	$849,333
Net premiums earned	$194,134	$491,298	$—	$685,432
Other insurance revenue	3,726	—	—	3,726
Net loss and loss adjustment expenses ("loss and LAE")	(135,612)	(337,307)	(405)	(473,324)
Commission and other acquisition expenses	(51,298)	(157,316)	—	(208,614)
General and administrative expenses(4)	(10,119)	(920)	—	(11,039)
Underwriting income (loss)(5)	$831	$(4,245)	$(405)	$(3,819)
Reconciliation to net income
Net investment income and realized gains on investment				43,227
Interest and amortization expenses				(4,829)
Amortization of intangible assets				(462)
Foreign exchange losses				(2,407)
Other general and administrative expenses(4)				(8,911)
Income tax expense				(456)
Net income				$22,343

Net loss and LAE ratio(6)	68.6%	68.7%		68.6%
Commission and other acquisition expense ratio(7)	25.9%	32.0%		30.3%
General and administrative expense ratio(8)	5.1%	0.2%		2.9%
Expense Ratio(9)	31.0%	32.2%		33.2%
Combined ratio(10)	99.6%	100.9%		101.8%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Unaudited)

For the Three Months Ended March 31, 2017	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$332,045	$591,382	$—	$923,427
Net premiums written	$327,496	$573,052	$—	$900,548
Net premiums earned	$201,842	$507,642	$—	$709,484
Other insurance revenue	3,781	—	—	3,781
Net loss and LAE	(138,649)	(341,631)	(289)	(480,569)
Commission and other acquisition expenses	(57,945)	(164,084)	—	(222,029)
General and administrative expenses(4)	(8,730)	(805)	—	(9,535)
Underwriting income (loss)(5)	$299	$1,122	$(289)	$1,132
Reconciliation to net income
Net investment income and realized gains on investment				43,042
Interest and amortization expenses				(6,856)
Amortization of intangible assets				(533)
Foreign exchange losses				(1,921)
Other general and administrative expenses(4)				(7,879)
Income tax expense				(484)
Net income				$26,501

Net loss and LAE ratio(6)	67.5%	67.3%		67.4%
Commission and other acquisition expense ratio(7)	28.2%	32.3%		31.1%
General and administrative expense ratio(8)	4.2%	0.2%		2.4%
Expense Ratio(9)	32.4%	32.5%		33.5%
Combined ratio(10)	99.9%	99.8%		100.9%

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended March 31,
	2018	2017
Non-GAAP operating earnings attributable to Maiden common shareholders(11)	$16,818	$22,638
Non-GAAP basic operating earnings per common share attributable to Maiden shareholders	$0.20	$0.26
Non-GAAP diluted operating earnings per common share attributable to Maiden shareholders	$0.20	$0.26
Annualized non-GAAP operating return on average common equity(12)	9.3%	8.7%
Reconciliation of net income attributable to Maiden common shareholders to non-GAAP operating earnings attributable to Maiden common shareholders:
Net income attributable to Maiden common shareholders	$13,727	$20,490
Add (subtract):
Net realized gains on investment	(357)	(885)
Foreign exchange losses	2,407	1,921
Amortization of intangible assets	462	533
Divested E&S business and NGHC run-off	405	289
Non-cash deferred tax expense	174	290
Non-GAAP operating earnings attributable to Maiden common shareholders(11)	$16,818	$22,638

Weighted average number of common shares - basic	83,040,413	86,350,850
Adjusted weighted average number of common shares and assumed conversions - diluted	83,318,542	87,436,604
Reconciliation of diluted earnings per common share attributable to Maiden shareholders to non-GAAP diluted operating earnings per common share attributable to Maiden shareholders:
Diluted earnings per common share attributable to Maiden shareholders	$0.16	$0.23
Add (subtract):
Net realized gains on investment	—	(0.01)
Foreign exchange losses	0.03	0.02
Amortization of intangible assets	0.01	0.01
Non-cash deferred tax expense	—	0.01
Non-GAAP diluted operating earnings per common share attributable to Maiden shareholders	$0.20	$0.26

Reconciliation of net income attributable to Maiden to non-GAAP income from operations:
Net income attributable to Maiden	$22,272	$26,523
Add (subtract):
Foreign exchange losses	2,407	1,921
Amortization of intangible assets	462	533
Interest and amortization expenses	4,829	6,856
Income tax expense	456	484
Net income (loss) attributable to noncontrolling interest	71	(22)
Non-GAAP income from operations(2)	$30,497	$36,295

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	March 31, 2018	December 31, 2017
Investable assets:
Total investments	$5,062,520	$5,148,771
Cash and cash equivalents	73,276	67,919
Restricted cash and cash equivalents	87,761	123,584
Loan to related party	167,975	167,975
Total investable assets(13)	$5,391,532	$5,508,249

	March 31, 2018	December 31, 2017
Capital:
Preference shares	$465,000	$465,000
Common shareholders' equity	692,910	767,174
Total Maiden shareholders' equity	1,157,910	1,232,174
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
Total capital resources(14)	$1,420,410	$1,494,674

(1)
Book value per common share is calculated using Maiden common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(2)
Non-GAAP income from operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, income tax expense and net income or loss attributable to noncontrolling interest and should not be considered as an alternative to net (loss) income. The Company’s management believes that non-GAAP income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of non-GAAP income from operations may not be comparable to similarly titled measures used by other companies.

(3)
Dividends on preference shares consist of $3,094 paid to Preference shares - Series A for the three months ended March 31, 2018 and 2017, $2,939 paid to Preference shares - Series C for the three months ended March 31, 2018 and 2017, and $2,512 and $0 paid to Preference shares - Series D for the three months ended March 31, 2018, respectively.

(4)	Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting income.

(5)
Underwriting (loss) income is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(6) Calculated by dividing net loss and LAE by the sum of net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.
(8) Calculated by dividing general and administrative expenses by the sum of net premiums earned and other insurance revenue.
(9) Calculated by adding together the commission and other acquisition expense ratio and the general and administrative expense ratio.
(10) Calculated by adding together the net loss and LAE ratio and the expense ratio.
(11) Non-GAAP operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden common shareholders excluding realized investment gains and losses, foreign exchange and other gains and losses, amortization of intangible assets, divested excess and surplus business and NGHC run-off, and non-cash deferred tax expense and should not be considered as an alternative to net income. The Company's management believes that non-GAAP operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of non-GAAP operating earnings may not be comparable to similarly titled measures used by other companies.
(12) Non-GAAP operating return on average common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average common shareholders' equity as a measure of profitability that focuses on the return to Maiden common shareholders. It is calculated using non-GAAP operating earnings attributable to Maiden common shareholders divided by average Maiden common shareholders' equity.
(13) Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.
(14) Total capital resources is the sum of the Company's principal amount of debt and Maiden shareholders' equity.

Exhibit 99.2

PRESS RELEASE
Maiden Holdings Announces Dividends on Common Shares and Preference Shares

HAMILTON, Bermuda, May 8, 2018 -- Maiden Holdings, Ltd. (NASDAQ: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.15 per share of common stock. The dividend will be payable on July 12, 2018 to shareholders of record as of July 2, 2018.

Maiden’s Board of Directors also approved the following cash dividends on its preference shares that are payable on June 15, 2018 to shareholders of record as of June 1, 2018:

•	Series A 8.250% Non-Cumulative Preference Shares of $0.515625 per Preference Share

•	Series C 7.125% Non-Cumulative Preference Shares of $0.445313 per Preference Share

•	Series D 6.700% Non-Cumulative Preference Shares of $0.418750 per Preference Share

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of December 31, 2017, Maiden had $6.6 billion in assets and shareholders' equity of $1.2 billion.

CONTACT:
Bill Horning, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 856.359.2532
E-mail: bhorning@maiden.bm